1 AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETITION AGREEMENT This Amended and Restated Employment and Non-Competition Agreement (this “Agreement”) is made as of the Effective Date (as defined below), between First Financial Bank and First Financial Bancorp, Ohio corporations (together referred to herein as, the “Company”), and Archie M. Brown (“Employee”). The Company and Employee may each be referred to herein as a “Party” and, together, the “Parties”. WHEREAS, the Parties entered into an Employment and Non-Competition Agreement on July 25, 2017 (the “Prior Agreement”); and WHEREAS, the Parties desire to terminate the Prior Agreement and enter into an amended and restated employment agreement as provided herein. NOW, THEREFORE, the Parties hereby agree as follows: 1. Employment and Termination of Prior Agreement. As set forth herein, the Company hereby agrees to employ Employee, and Employee hereby agrees to employment with the Company, upon the terms and subject to the conditions described in this Agreement. Employee and the Company by their signatures below expressly agree that any prior employment, severance or change in control agreements between the Employee and the Company, including the Prior Agreement, shall be terminated and of no further force or effect upon the effectiveness of this Agreement, it being the intent of the parties that this Agreement replace the Prior Agreements. Employee hereby waives any and all rights in and to the benefits and rights set forth in the Prior Agreement. The Company also hereby waives any and all rights sets forth in the Prior Agreement. 2. Term. The term of Employee's employment with the Company pursuant to this Agreement shall begin on the date of this Agreement (the "Effective Date") and shall continue for a period of one (1) year from the Effective Date (the "Initial Term"), unless sooner terminated as provided for herein. Following the Initial Term, the term of this Agreement shall renew automatically for successive one (1) year periods (the "Renewal Terms"). The Initial Term and any Renewal Terms shall constitute the "Term," unless the Initial Term or any Renewal Term is terminated pursuant to Section 6 of this Agreement or is terminated by either the Company or Employee at the end of the Initial Term or any Renewal Term upon not less than ninety (90) days' prior written notice given by either Party prior to such end of the Initial Term or any Renewal Term. The Parties understand and agree that non-renewal of this Agreement shall not in and of itself result in a termination of employment and, thus, shall not in and of itself result in any of the payment obligations associated with termination of employment set forth in Section 7 of this Agreement. Notwithstanding the foregoing, in the event of the consummation of a "Change in Control" of the Company (as defined below), the Term shall be the two (2) year period following the consummation of such Change in Control (as defined below). 3. Services. During the Term, Employee shall be employed as the Chief Executive Officer of each of First Financial Bank and First Financial Bancorp, reporting to the Chair of the Board of the Company and the Board of Directors for the Company (the “Board”), and shall perform such services and be responsible for such activities consistent with Employee’s then-current position with the Company as may be assigned to him from time to time by the Board, subject to the business policies and operating programs, budgets, procedures, and directions established from time to time by the Company (the "Services"). Employee shall devote his best efforts and full business and professional time, EXHIBIT 10.2

2 attention, energy, loyalty, and skill to rendering the Services, seeing to the business affairs of the Company, and advancing the Company's interests. 4. Compensation. a) Base Compensation. As compensation for his Services during the Term, the Company shall pay Employee a base salary at a minimum annual rate equal to Employee’s base salary as of the date of this Agreement (the "Base Salary"), payable in accordance with the Company's general policies and procedures for payment of salaries to its executive officers as in effect from time to time. Employee's performance shall be reviewed not less often than annually by the Board or the Compensation Committee of the Board (the "Compensation Committee") for the purpose of evaluating potential increases in the Base Salary, but the Company shall not be obligated to make any such increases. b) Short-Term Incentive. With respect to each fiscal year of the Company ending during the Term (including the fiscal year that includes the Effective Date), Employee shall be eligible to participate in the Company's Annual Short-Term Incentive Plan or such other short-term incentive compensation plan established by the Board or a Board committee as in effect from time to time (the "Incentive Plan"). For purposes of the Incentive Plan, Employee's target annual incentive opportunity shall be at a minimum rate equal to Employee’s target annual incentive opportunity as of the date of this Agreement (the "Target Incentive Amount"), with the actual amount and terms and conditions of any such short-term incentive award to be determined by the Compensation Committee consistent with and subject to the terms of the Incentive Plan; provided, however, that, other than with respect to the Target Incentive Amount, the terms of the Incentive Plan applicable to Employee shall be comparable in all material respects to the terms applicable to the Company's executive officers generally. The incentive, if any, for each fiscal year shall be paid to Employee by no later than the last day of the third (3rd) month following the end of such fiscal year, unless the Company or Employee, as applicable, shall elect to defer the receipt of such incentive pursuant to an arrangement that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). c) Long-Term Incentive Award Opportunity. With respect to each fiscal year of the Company during the Term, Employee shall be eligible to be awarded a long-term incentive award ("LTI Award"), with a target award opportunity having a value (based on the grant date value of any such LTI Award, as determined in accordance with the Company's standard valuation methodology and procedures for equity and equity-based awards as applied consistently with respect to other executive officers of the Company) equal to at a minimum Employee’s target annual long-term incentive opportunity as of the date of this Agreement. The actual amount and terms and conditions of any such LTI Award, including the time of payment of any LTI Award, shall be determined in accordance with the terms of the applicable long-term incentive plan of the Company as in effect at the time of grant (and as subsequently amended, if applicable). d) Employee Benefits. During the Term, Employee shall be eligible to participate in the Company’s retirement plans, including any pension plan, 401(k) discretionary contribution plan, supplemental savings plans, or supplemental retirement plans, as in effect from time to time, and welfare benefits and other group employee benefits, such as paid-time-off (or similar benefit), group disability and health, life, and accident insurance and similar indirect compensation programs, which may from time to time be offered generally to the Company's executive officers, subject in each case to the terms and conditions of the applicable retirement plan, welfare plan, or other benefit program and also subject to the Company’s right to terminate, amend or modify such plans or programs in its sole discretion in accordance with their terms.

3 5. Confidentiality; Non-competition; Client Covenants; Non-solicitation; Non- disparagement. a) Confidentiality. During the Term and at any time thereafter, Employee shall not, without the prior written consent of the Chief Legal Officer of the Company (or such person’s designee) or as may be otherwise required by law or legal process, communicate or divulge any Confidential Information (as defined below) to any person or entity other than the Company or an Affiliated Company (as defined below), their employees, and those designated by the Company or an Affiliated Company, or use any Confidential Information except for the benefit of the Company or an Affiliated Company. Upon service to Employee of any subpoena, court order or other legal process requiring Employee to disclose Confidential Information, Employee shall immediately provide written notice to the Company of such service and the content of any Confidential Information to be disclosed. In addition, immediately upon the termination of Employee’s employment with the Company or an Affiliated Company for any reason, whether voluntary or involuntary, or at any time upon request by the Company or any Affiliated Company, Employee shall return to the Company or the applicable Affiliated Company all Confidential Information in Employee’s possession, including but not limited to any and all copies, reproductions, notes, or extracts of Confidential Information in paper or electronic form. b) Non-competition. During the Term and during the first eighteen months of the Restricted Period (as defined below), Employee shall not, directly or indirectly, whether individually or as a shareholder or other owner, partner, member, director, officer, employee, independent contractor, creditor or agent of any person (other than for the Company), work for, provide services to or for, enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any bank holding company, bank, other financial services institution, or any other person or entity which provides Restricted Services (as defined below) in the Restricted Territory (as defined below) or provided Restricted Services in the Restricted Territory within the two calendar years immediately preceding either the termination of Employee’s employment or the Restricted Period. Notwithstanding any of the foregoing, ownership, for personal investment purposes only, of 1% or less of the outstanding capital stock of a publicly traded corporation shall not constitute a violation hereof. c) Client Covenants. During the Term and during the Restricted Period, Employee shall not, directly or indirectly, whether individually or as a shareholder or other owner, partner, member, director, officer, employee, independent contractor, creditor or agent of any person (other than for the Company or any Affiliated Company): (1) Solicit or attempt in any manner to persuade any Customer (as defined below) of the Company to cease to do business, to refrain from doing business or to reduce the amount of business which any Customer has customarily done or contemplates doing with the Company; or (2) Interfere with or damage (or attempt to interfere with or damage) any relationship between the Company or an Affiliated Company on the one hand and any Customer of the Company or any of the Affiliated Companies, on the other hand. d) Non-solicitation of Employees; No Hire. During the Term and during the Restricted Period, Employee shall not, directly or indirectly, whether individually or as a shareholder or other owner, partner, member, director, officer, employee, independent contractor, creditor or agent of any person (other than for the Company or any Affiliated Company): (1) Solicit any employee, officer, director, agent or independent contractor of the Company or any Affiliated Company to terminate his or her relationship with, or otherwise refrain from rendering services to, the Company or any Affiliated Company, or otherwise

4 interfere or attempt to interfere in any way with the Company’s or any Affiliated Company's relationship with any of its employees, officers, directors, agents or independent contractors; or (2) Hire, attempt to hire, employ or engage any person who, at any time within the two-year period immediately preceding such hire, or attempt to hire, employment or engagement, was an employee, officer or director of any Company or Affiliated Company. e) Non-disparagement. Employee shall not, directly or indirectly, at any time (whether during the Term or thereafter, make any public statement (oral or written), or take any other action, that defames or maliciously disparages the Company or any Affiliated Company. Nothing in this Agreement, shall preclude Employee from making truthful statements to correct any false statements made by any Affiliated Company or any person acting on behalf thereof about Employee or to prohibit Employee from reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice or the U.S. Securities and Exchange Commission, or from participating in any investigation by such governmental agency or entity. f) Defined Terms. For purposes of this Agreement, the following terms shall have the meaning set forth below: (1) "Affiliated Companies" shall mean the Company, any of its subsidiaries, and any other entities controlled by, controlling, or under common control with the Company, including any successors thereof, except that, following the consummation of a Change in Control, for purposes of Sections 5(b) and 5(c), Affiliated Companies shall be limited to the Company and its subsidiaries as of immediately prior to the consummation of such Change in Control. (2) “Change in Control” has the meaning given such term in the Company’s 2026 Stock Plan, or any stock plan intended to succeed the 2026 Stock Plan, as in effect on the Effective Date. (3) "Confidential Information" shall mean all trade secrets, proprietary data, and other confidential information of or relating to the Company or any Affiliated Company, including without limitation financial information, information relating to business operations, services, promotional practices, and relationships with Customers, suppliers, employees, independent contractors, or other parties, and any information which the Company or any Affiliated Company is obligated to treat as confidential pursuant to any course of dealing or any agreement to which it is a party or otherwise bound, provided that Confidential Information shall not include information that is or becomes available to the general public and did not become so available through any breach of this Agreement by Employee or Employee's breach of a duty owed to the Company. (4) “Customer” shall mean the customers or clients of the Company or any Affiliated Company and shall include any and all individuals, organizations, or business entities that: (a) were actual customers or clients of the Company or any Affiliated Company during the Term, or which were prospective customers of the Company or any Affiliated Company during the Term; and (b) with which or whom Employee had contact or about whom Employee obtained Confidential Information during the Term from the Company or any Affiliated Company. For purposes of this definition, an individual, organization, or business entity is a “prospective” client or customer of the Company or any Affiliated Company if the Employee or any other the

5 Company or any Affiliated Company employee, officer or manager took steps to obtain or secure the business of the individual, organization, or business entity. (5) "Restricted Period" shall mean the two (2) year period following Employee's termination of employment with the Company or any Affiliated Company (whether pursuant to this Agreement or otherwise) for any reason, whether by voluntary resignation or involuntary termination or whether with or without cause. (6) “Restricted Services” shall mean any commercial banking, savings banking, mortgage lending, or any similar lending or banking services. (7) “Restricted Territory” shall mean any state in the United States in which First Financial Bank or any Affiliated Company operates banking offices at any time during the term of Employee’s employment with the Company or any Affiliated Company. (8) "Solicit" shall mean (i) any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, persuading, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action; and (ii) any attempt to obtain business from, divert the business of, receive or process any purchase, sales, or work order, accept any business from, or perform any services for any Customer of the Company; provided, however, that the term "Solicit" shall not include general advertisements by an entity with which Employee is associated or other communications in any media not targeted specifically at any specific individual or entity described in Section 5(c) or 5(d). g) Enforcement; Remedies; Blue Pencil. Employee acknowledges that: (1) the various covenants, restrictions, and obligations set forth in this Section 5 are separate and independent obligations, and may be enforced separately or in any combination; (2) the provisions of this Section 5 are fundamental and essential for the protection of the Company's and the Affiliated Companies' legitimate business and proprietary interests, and the Affiliated Companies (other than the Company) are intended third-party beneficiaries of such provisions; (3) such provisions are reasonable and appropriate in all respects and impose no undue hardship on Employee; (4) the Parties have participated jointly in the negotiation and drafting of this Section 5 and the provisions of Section 5 of this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Section 5; and (5) in the event of any violation by Employee of any such provisions, the Company and, if applicable, the Affiliated Companies, will suffer irreparable harm and their remedies at law may be inadequate. The existence of any claim or cause of action by Employee against the Company or any Affiliated Company, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any Affiliated Company of Employee’s obligations contained in Section 5, but shall instead be litigated or arbitrated separately. In the event of any violation or attempted violation of any provision of this Section 5 by Employee, the Company and the Affiliated Companies, or any of them, as the case may be, shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond, in addition to any other rights or remedies that may then be available to them, including, without limitation, money damages. Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Company to pay or provide the benefits under Section 7 of this Agreement that are otherwise payable or to be provided following termination of Employee's employment with the Company shall automatically and immediately terminate upon a breach by Employee of this Agreement, including without limitation a breach of Employee's obligations under Section 5, other than an immaterial and inadvertent breach of any

6 provision other than those set forth in Section 5 that is discontinued and/or remedied (to the extent subject to cure) by Employee promptly. Should Employee breach the terms of this Section 5, such violation will extend the Restricted Period applicable to Sections 5 (b), (c), and (d) by a length of time equal to the time that Employee is in breach. If any of the covenants set forth in this Section 5 is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining such covenants shall not be affected thereby. h) Notice to Future Employers. If Employee is offered employment or the opportunity to enter into any other business relationship with any other person, firm, or organization, Employee agrees to provide a copy of Section 5 of this Agreement to the prospective employer or other person, firm or organization before accepting such an offer. 6. Termination. a) Employee's employment with the Company and the Term of this Agreement: (1) shall terminate automatically upon the death of Employee; (2) may be terminated by Employee other than for Good Reason (as defined below) upon not less than ninety (90) days' prior written notice given to the Company; (3) may be terminated by the Company without Cause (as defined below) upon written notice to Employee at any time, which termination shall be effective immediately or as of such later date as specified in such notice (not to exceed thirty (30) days without Employee's consent); (4) may be terminated by Employee at any time for Good Reason ; (5) may be terminated by the Company immediately upon notice to Employee at any time for Cause; or. (6) may be terminated by the Company immediately upon notice to Employee at any time if Employee is then under a Long-Term Disability (as defined below). b) For purposes of this Agreement: (1) "Cause" shall mean any one or more of the following: a. (i) an indictment of Employee, or plea of guilty or plea of nolo contendere by Employee, to a charge of an act constituting a felony under the federal laws of the United States, the laws of any state, or any other applicable law, (ii) fraud, embezzlement, or misappropriation of assets, (iii) willful misfeasance or dishonesty, (iv) receipt by the Company of a written requirement or directive to terminate the employment of Employee from a federal or state regulatory agency having jurisdiction over the Company; or (v) other actions or criminal conduct which materially and adversely affects the business (including business reputation) or financial condition of the Company; b. the continued failure of Employee to: (i) perform substantially Employee's duties with the Company (other than any such failures resulting from

7 incapacity due to physical or mental illness); (ii) observe all material obligations and conditions to be performed and observed by Employee under this Agreement, or (iii) perform his duties in accordance, in all material respects, with the policies and directions established from time to time by the Board or the Executive Chairman of the Company (any such failure, a "Performance Failure"), and to correct such Performance Failure within not more than fifteen (15) days following written notice from the Board delivered to Employee, which notice specifically identifies the manner in which the Board and/or the Executive Chairman of the Company believes that Employee has not substantially performed; or d. having corrected (or the Company having waived the correction of) a Performance Failure, the occurrence of any subsequent Performance Failure (whether of the same or different type or nature). For purposes of whether or not conduct constituting Cause has occurred, any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company. The cessation of employment of Employee shall not be deemed to be for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the opinion of the Board, Employee is guilty of the conduct described in clause (a) (other than clause (i)), (b) or (c) above. (2) "Long-Term Disability" means, as determined in the sole discretion of the Company, that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one (1) year. (3) "Good Reason" means Employee’s termination of employment within ninety (90) days following the expiration of any cure period (discussed below) following the occurrence, without Executive's consent, of one or more of the following: i. A material reduction in Employee’s base compensation (except where there is a reduction applicable to all similarly situated executive officers generally); provided, that a reduction of less than ten percent (10%) will not be considered a material reduction in base compensation; ii. A material diminution in the Employee’s authority, duties or responsibilities; or iii. A material breach by the Company of a material provision of this Agreement. Employee will not resign for Good Reason without first providing the Company with written notice within sixty (60) days of the event that Employee believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date of such notice during which such condition must not have been cured.

8 7. Severance Benefits. a) Termination by the Company Without Cause or Termination by Employee for Good Reason. In addition to the compensation set forth in Section 7(c) below, Employee will receive the additional compensation set forth in Section 7(a)(1)-4 below, if the following requirements are met: (i) Employee’s employment is terminated by the Company without Cause pursuant to Section 6(a)(3) or Employee terminates employment for Good Reason pursuant to Section 6(a)(4); (ii) Employee strictly abides by the restrictive covenants set forth in Section 5; and (iii) Employee executes (and does not revoke) a separation agreement and release in a form satisfactory to the Company on or after his employment termination date, but no later than the date required by the Company in accordance with applicable law: (1) "Severance Termination Compensation" equal to three (3) years of Employee's Base Salary (not taking into account any reduction in Base Salary that serves as the basis for a termination for Good Reason), payable in equal bi-weekly installments over three (3) years starting with the first payroll period following Employee's date of termination of employment; (2) "Severance Termination Short-Term Incentive" equal to the greater of (x) three (3) times the Target Incentive Amount or (y) three (3) times the three (3) year average of the actual annual incentive awards paid (or payable) to the Employee by the Company for the three (3) completed calendar years that immediately precede the Employee's termination of employment, payable in a lump sum on the first payroll period following the sixtieth (60th) day after Employee's date of termination of employment; (3) During the one (1) year period following the date of termination, Employee shall be entitled to full executive outplacement assistance with an agency selected by the Company with the fee paid by the Company in an amount not to exceed five percent (5%) of Employee's Base Salary (“Outplacement Assistance”); (4) With respect to any outstanding long-term incentive stock awards that are subject to performance goals, all incomplete performance periods shall end on the date of the Change in Control and all awards shall be paid in full based upon the actual performance results as calculated by the Compensation Committee of the Board or, if such actual performance results cannot be calculated, all awards shall be paid in full at target; and (5) If the Employee timely and properly elects continuation of coverage under the Company's health care plan pursuant to Section 4980B of the Code ("COBRA Coverage"), the Company shall pay on the Employee's behalf the difference between the monthly COBRA Coverage premium paid by the Employee for himself and his dependents and the monthly premium amount paid by similarly situated active executives (the “COBRA Reimbursement”). Such COBRA Reimbursement shall be paid directly to the COBRA Coverage administrator (if any) and shall be treated as a taxable benefit to the Employee, and if COBRA Coverage is no longer available to the Employee, the Company shall pay any additional COBRA Reimbursement, in the amount of the most recent monthly COBRA Reimbursement, directly to the Employee. The Employee shall be eligible to receive such COBRA Reimbursement until the earliest of: (i) the thirty-six (36) month anniversary of the Employee's termination of employment; or (ii) the date on which the Employee otherwise becomes eligible to receive substantially similar coverage from another employer. The Company reserves the right to modify

9 or terminate the COBRA Coverage benefit provided hereunder to the extent necessary to comply with applicable law. b) Termination Due to Employee’s Death or Long-Term Disability, Termination by the Company for Cause or Termination by Employee Other than for Good Reason. If, during the Term, Employee’s employment is terminated: (1) by reason of his death or Long-Term Disability, (2) by the Company for Cause; or (3) voluntarily by Employee for any reason other than for Good Reason, the Company’s obligations to Employee shall be limited to the payment of the Accrued Obligations, as defined below, and the timely payment or provision of the Other Benefits, as defined below. The Accrued Obligations shall be paid to Employee or his estate or beneficiary in the event of his death, as applicable, in a lump sum in cash within thirty (30) days of the date of termination. c) Accrued Obligations and Other Benefits. Upon the termination of Employee’s employment for any of the reasons specified in Section 6(a), the Company shall pay: (1) Employee’s accrued and unpaid Base Salary through the date of termination, to the extent not theretofore paid (the “Accrued Obligations”), which payments shall be paid within thirty (30) days of the date of termination either to the Employee or to Employee’s estate or beneficiary as applicable; and (2) any other benefits (other than benefits under any severance or termination pay plan of the Company or the Affiliated Companies) that are otherwise required to be provided to Employee or to which Employee is otherwise eligible to receive through the date of termination under the terms of the Company’s retirement plans, including any pension plan, 401(k) discretionary contribution plan, supplemental savings plans, or supplemental retirement plans, as in effect from time to time, and welfare benefits and other group employee benefits, such as paid-time-off (or similar benefit), group disability and health, life, and accident insurance and similar indirect compensation programs, with respect to each consistent with the terms of the applicable Company plan (the “Other Benefits”). Such payment of the Other Benefits shall not be subject to the Employee’s execution of any release unless otherwise called for in the applicable governing Company plan. Except as expressly provided in this Section 7(c), Employee shall have no right to receive any compensation or other benefits under this Agreement as a result of or in connection with the termination of his employment with the Company due to death pursuant to Section6(a)(1), due to the termination by Employee other than for Good Reason pursuant to Section 6(a)(2), due to the termination by the Company for Cause pursuant to Section 6(a)(5), or due to the termination of Employee’s employment due to Long-Term Disability pursuant to Section 6(a)(6), or for any period after any such termination. d) Full Settlement. Except as expressly provided in this Section 7, Employee shall have no right to receive any compensation or other benefits under this Agreement as a result of or in connection with the termination of his employment by the Company, or for any period after any such termination. Moreover, the Parties expressly agree that if the Company has other severance programs or plans in place during the Term, Employee shall not be eligible for benefits under any such programs or plans. 8. Section 409A of the Code. a) Although the Company does not guarantee the tax treatment of any payments under the Agreement, the intent of the Parties is that the payments and benefits under this Agreement be exempt from, or comply with, Section 409A of the Code and all Treasury Regulations and guidance promulgated thereunder (“Code Section 409A”) and to the maximum extent permitted the Agreement shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or its affiliates or their respective officers, directors, employees or agents be liable for any additional tax, interest or penalties that may be imposed on Employee by Code Section 409A or damages for failing to comply with Code Section 409A.

10 b) Notwithstanding any other provision of this Agreement to the contrary, to the extent that any reimbursement of expenses constitutes “deferred compensation” under Code Section 409A, such reimbursement shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year. c) For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the right to receive payments in the form of installment payments shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment. Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the sole discretion of the Company. d) Notwithstanding any other provision of this Agreement to the contrary, if at the time of Employee’s separation from service (as defined in Code Section 409A), Employee is a “Specified Employee”, then the Company will defer the payment or commencement of any nonqualified deferred compensation subject to Code Section 409A payable upon separation from service (without any reduction in such payments or benefits ultimately paid or provided to Employee) until the date that is six (6) months following separation from service or, if earlier, the earliest other date as is permitted under Code Section 409A (and any amounts that otherwise would have been paid during this deferral period will be paid in a lump sum on the day after the expiration of the six (6) month period or such shorter period, if applicable). Employee will be a “Specified Employee” for purposes of this Agreement if, on the date of Employee’s separation from service, Employee is an individual who is, under the method of determination adopted by the Company designated as, or within the category of employees deemed to be, a “Specified Employee” within the meaning and in accordance with Treasury Regulation Section 1.409A-1(i). The Company shall determine in its sole discretion all matters relating to who is a “Specified Employee” and the application of and effects of the change in such determination. e) Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Code Section 409A upon or following a termination of the Employee’s employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” and the date of such separation from service shall be the date of termination for purposes of any such payment or benefits. 9. Limitation on Payments Under Certain Circumstances. a) In the event that any payments and other benefits provided for in this Agreement or otherwise payable to Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then any post-termination severance benefits payable under this Agreement or otherwise will be either: (1) delivered in full, or (2) delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,

11 (3) whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. b) If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments; (ii) cancellation of accelerated vesting of equity awards (by cutting back performance-based awards first and then time-based awards, based on reverse order of vesting dates (rather than grant dates)), if applicable; and (iii) reduction of employee benefits. c) Unless the Company and Employee otherwise agree in writing, any determination required under this Section 9 will be made in writing by the Company’s independent public accountants or by such other person or entity to which the parties mutually agree (the “Firm”), whose determination will be conclusive and binding upon Employee and the Company. For purposes of making the calculations required by this Section 9, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and you will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section. The Company will bear all costs the Firm may incur in connection with any calculations contemplated by this Section 9. 10. Company Policies. Employee acknowledges that at all times he and the compensation he receives (or is eligible to receive) from the Company pursuant to this Agreement or otherwise shall be subject to the policies of the Company, including the Company's stock ownership guidelines and clawback or recoupment policies, as in effect from time to time. 11. Capacity. Employee represents and warrants to the Company that he has the capacity and right to enter into this Agreement and perform all of his obligations under this Agreement without any restriction. Employee acknowledges and agrees that Employee is executing this Agreement voluntarily and without any duress or undue influence by the Company or any other person or entity. Employee also acknowledges and agrees that he has a full understanding of the terms, benefits, consequences, obligations and binding effect of this Agreement, including that Employee is WAIVING HIS RIGHT TO A JURY TRIAL. Employee has also had the opportunity to consult with counsel about the terms of this Agreement or freely has chosen not to do so. 12. Arbitration. a) Arbitration. Subject to the right of the Company and the Affiliated Companies to exercise the remedies described in Section 5 of this Agreement or the right of Employee to challenge, defend or contest same in any court having jurisdiction, the Parties agree that any and all controversies, claims, or disputes between Employee and: (i) the Company or (ii) any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise arising out of, relating to, or resulting from Employee's employment with the Company or termination thereof, including any breach of this Agreement, will be subject to binding arbitration under the then applicable Commercial Arbitration Rules of the American Arbitration Association. Claims subject to arbitration include but are not limited to claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Sarbanes Oxley Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Ohio Civil Rights Act, the Ohio Whistleblower Protection Law, the Ohio Equal Pay Law, and the

12 Ohio State Wage Payment and Work Hour Laws, claims for breach of contract (express or implied), claims for violation of public policy or wrongful termination, and any other statutory or common law claim. b) Agreed Limitation of Action. In exchange for the benefits provided herein, Employee agrees not to commence any action or suit related to Employee’s employment, whether during the Term of this Agreement or outside of this Agreement, by the Company or the Affiliated Companies: (1) More than six (6) months after the termination of Employee’s employment, if the action or suit is related to the termination of Employee’s employment; (2) More than six (6) months after the event or occurrence on which Employee’s claim is based, if the action or suit is based on an event or occurrence other than the termination of Employee’s employment. Employee agrees to waive any statute of limitations that is contrary to this Section12(b) c) Procedure. In any arbitration, the arbitrators shall consist of a panel of three arbitrators, which shall act by majority vote and which shall consist of one arbitrator selected by each party subject to the arbitration and a third arbitrator selected by the two arbitrators so selected, who shall be either a certified public accountant or an attorney at law licensed to practice in the State of Ohio and who shall act as chairman of the arbitration panel; provided that, if one party selects its arbitrator for the panel and the other party fails to so select its arbitrator within ten (10) business days after being requested by the first party to do so, then the sole arbitrator shall be the arbitrator selected by the first party. A decision in any such arbitration shall apply both to the particular question submitted and to all similar questions arising thereafter and shall be binding and conclusive upon both parties and shall be enforceable in any court having jurisdiction over the party to be charged. Each party shall bear the cost of its own attorney’s fees. However, if any party prevails on a claim, which, according to applicable law, affords the prevailing party attorney’s fees, the arbitrator may award reasonable attorney’s fees to the prevailing party. All rights and remedies of each party under this Agreement are cumulative and in addition to all other rights and remedies that may be available to that party from time to time, whether under any other agreement, at law or in equity. Any arbitration under this Agreement shall be conducted in Cincinnati, Ohio. d) Remedy. Except as otherwise provided by law or this Agreement, arbitration shall be the sole, exclusive, and final remedy for any dispute between Employee and the Company. Accordingly, except as otherwise provided by law or this Agreement, Employee and the Company hereby waive the right to seek remedies for any such disputes in court, including the right to a jury trial. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator will not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted. e) Administrative Relief. Employee is not prohibited from pursuing an administrative claim with a local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, including, but not limited to, the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers' Compensation Board. However, Employee may not pursue court action regarding any such claim, except as permitted by law. 13. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

13 14. Survival. Upon the expiration of the Term or other termination of this Agreement, the respective rights and obligations of the Parties shall survive such expiration or other termination to the extent necessary to carry out the intentions of the Parties under this Agreement. The termination of Employee's employment by the Company (for any reason) shall not relieve either Party of its obligations existing at, arising as a result of, or relating to acts or omissions occurring prior to, such termination. Without limiting the generality of the preceding sentence, in no event shall the termination of such employment modify or affect any obligations of Employee or rights of the Company or the Affiliated Companies under Sections 5, 12, 16, 17, 18, 19 or 22 of this Agreement, all of which shall survive the termination of such employment. 15. Notices. All notices and other communications under this Agreement to either Party shall be in writing and shall be deemed given when (a) delivered personally to that Party, (b) sent by facsimile (which is confirmed) to that Party, (c) mailed by certified mail (return receipt requested) to that Party at the address for that Party set forth in this Agreement, or (d) delivered to Federal Express, UPS, or any similar express delivery service for delivery the next business day to that Party at that address. If to the Company: First Financial Bank 255 East Fifth Street, Suite 2900 Cincinnati, Ohio 45202 Attention: Chief Legal Officer If to Employee: At the most recent address on file at the Company. Either Party may change its address for notices under this Agreement by giving the other Party written notice of such change. 16. Severability. The intention of the Parties is to comply fully with all rules, laws, and public policies to the extent possible. If and to the extent that any court of competent jurisdiction or arbitrator is unable to so construe any provision of this Agreement and holds that provision to be invalid, such invalidity shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect. With respect to any provision in this Agreement finally determined by such a court or arbitration to be invalid or unenforceable, such court or arbitrator shall have jurisdiction to reform this Agreement to the extent necessary to make such provision valid and enforceable, and, as reformed, such provision shall be binding on the Parties. 17. Non-Waiver. No failure by either Party to insist upon strict compliance with any term of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other Party shall affect, or constitute a waiver of, the other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of either Party's right to demand strict compliance with all provisions of this Agreement. 18. Complete Agreement. This Agreement constitutes the entire agreement of the Parties hereto and supersedes in their entirety all prior or contemporaneous representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the Parties with respect to the subject matter hereof. In signing this Agreement, no Party is relying on any fact, written statement or representation, assumption, or verbal statement or representation not specifically set forth in this Agreement. Employee acknowledges and agrees that this Agreement encompasses all the rights of Employee, if any, to payments and/or benefits based on the termination of Employee’s employment and

14 Employee hereby agrees that he has no such rights except as stated in and pursuant to the terms of this Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto and which specifically mention this Agreement. To the extent determined necessary to comply with the Guidance on Sound Incentive Compensation Policies issued by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision on June 21, 2010, as it may be implemented and interpreted from time to time, the Parties mutually agree to amend the provisions of this Agreement and to cooperate in good faith with respect thereto. 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts to be executed and performed entirely in such state. 20. Captions. The captions of the various sections of this Agreement are not part of the context of this Agreement, are only guides to assist in locating those sections, and shall be ignored in construing this Agreement. 21. Genders and Numbers. Where permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers. 22. Successors. This Agreement shall be personal to Employee, and no rights or obligations of Employee under this Agreement may be assigned or delegated by Employee to any person. Any assignment or attempted assignment by Employee in violation of the preceding sentence shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the heirs, personal representatives, successors, and assigns of each Party. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise. 23. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement. IN WITNESS THEREOF, Employee has hereunto set his hand, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the 14th day of September, 2026. EMPLOYEE FIRST FINANCIAL BANK By: Archie M. Brown Claude E. Davis, Chair of the Board of Directors Date Date FIRST FINANCIAL BANCORP.

15 By: Claude E. Davis, Chair of the Board of Directors